10.4
TRIMBLE INC.
AMENDED AND RESTATED 2002 STOCK PLAN
GLOBAL PERFORMANCE STOCK UNIT
AWARD AGREEMENT
(Operating Income / Revenue)
Unless otherwise defined herein, the capitalized terms used in this Performance Stock Unit Award Agreement shall have the same defined meanings as set forth in the Trimble Inc. Amended and Restated 2002 Stock Plan (the “Plan”).
Name:
Address:
You have been awarded the right to receive Common Stock of the Company or a cash equivalent, subject to the terms and conditions of the Plan and this Global Performance Stock Unit Award Agreement, including any special terms and conditions for your country in the appendix attached hereto (the “Appendix”, together with this Global Performance Stock Unit Award Agreement, the “Award Agreement”), as follows:
Target Number of Performance Stock Units
The Performance Stock Units granted under this Award Agreement to Covered Employees are intended to constitute Qualified Performance-Based Compensation.
Vesting Schedule
Subject to the terms of the Plan and this Award Agreement, the Performance Stock Units granted under this Award Agreement vest (i) to the extent the Performance Goals (as set forth in Schedule A) applicable to the applicable Performance Period (as specified in Schedule A) are attained, as determined in accordance with the paragraph below and (ii) as long as you continue to be a Service Provider, as further described in paragraph 11 of the “Nature of Award” section below, from the date of grant of the Performance Stock Units through the last date of the Performance Period.
As soon as reasonably practicable after the completion of the Performance Period, the Administrator shall determine the actual level of attainment of the Performance Goals; provided, however, that in the case of Performance Stock Units intended to constitute Qualified Performance-Based Compensation, the determination of the level of attainment of the Performance Goals shall be certified in writing in accordance with the requirements of Code Section 162(m) by the Administrator, which shall be comprised of “outside directors” within the meaning of Code Section 162(m). On the basis of the determination or certified level of attainment of the Performance Goals, the number of Performance Stock Units that are eligible to vest shall be calculated. In the case of Performance Stock Units that are intended to constitute Qualified Performance-Based Compensation, the Administrator may not increase the number of Performance Stock Units that may be eligible to vest to a number that is greater than the number of Performance Stock Units determined in accordance with the foregoing sentence. For Performance Stock Units that are intended to constitute Qualified Performance-Based Compensation, the Performance Goal may not be adjusted except as specified in the attached Schedule A in accordance with the requirements of Code Section 162(m). For Performance Stock Units that are not intended to constitute Qualified Performance-Based Compensation, the Administrator may make such adjustment to the Performance Goal as the Administrator in its sole discretion deems appropriate.
Anything in the foregoing to the contrary notwithstanding:
(1)    In the event that you cease to be a Service Provider as a result of your death prior to the last day of the Performance Period, you shall vest in a number of Performance Stock Units equal to the product of the number of Performance Stock Units that become eligible to vest based on the attainment level of the Performance Goals calculated as of the end of the Performance Period, multiplied by the Pro Rata Factor, rounded up to the nearest whole number of Performance Stock Units. “Pro Rata Factor” means a fraction, the numerator of which is the number of days that you have completed as a Service Provider during the period commencing on the date of grant of the Performance Stock Units and ending on the date that is the earlier of your death or the Shortened Performance Attainment Date, as applicable, and the denominator of which is the number of total days contained in the period commencing on the date of grant of the Performance Stock Units and ending on the last day of the Performance Period.
(2)    In the event of a Change in Control that occurs prior to the end of the Performance Period, (A) the Performance Period shall be shortened to end on a date preceding the consummation of the Change in Control selected by the Company (the “Shortened Performance Attainment Date”), (B) a number of Performance Stock Units shall vest immediately prior to the Change in Control equal to the product of (1) the number of Performance Stock Units that become eligible to vest based on the attainment level of the Performance Goals (or if the attainment level cannot then be measured, the Target Number of Performance Stock Units), multiplied by the (2) the Pro Rata Factor (the “Pro Rata Portion”), and (C) the number of Performance Stock Units equal to the difference between (1) the number of Performance Stock Units that became eligible to vest based on attainment of the Performance Goals as determined in subsection (2)(B)(1) of this paragraph, and (2) the Pro Rata Portion (the difference between these two amounts, the “Converted RSUs”), shall vest on the last day of the Performance Period, provided you continue to be a Service Provider through such date. Notwithstanding the foregoing, if you cease to be a Service Provider as a result of your involuntary termination by the Company (or an Affiliate) for reasons other than Cause within one year following the Change in Control and prior to the last day of the Performance Period, the Converted RSUs shall vest automatically as of the date you cease to be a Service Provider. For purposes of this Award Agreement, “Cause” shall mean, as determined by the Company: (AA) your performance of any act or omission which, if you were prosecuted, would constitute a felony or misdemeanor; (BB) your failure to carry out your material duties; (CC) your dishonesty towards or fraud upon the Company or any Affiliate which is injurious to the Company or any Affiliate; (DD) your violation of any Company or Affiliate practice or agreement or confidentiality obligations to the Company, any Affiliate, or any customers of the Company or any Affiliate, or misappropriation of assets of the Company or any Affiliate; (EE) your death or inability to carry out your essential duties with reasonable accommodation, if any, unless prohibited by law. Notwithstanding the foregoing, if you are a party to a Change in Control Severance Agreement, the provisions of this paragraph (2) shall not apply. For the avoidance of any doubt, the Converted RSUs shall be subject to Section 14(c) of the Plan.
(3)    In the event that you have been selected to participate in the Company Age and Service Equity Vesting Program (the “Vesting Program”) on or before the date of grant of the Performance Stock Units, this Award Agreement shall also be subject to the terms of the Vesting Program.
(4)    If you are a party to an Executive Severance Agreement with the Company, this Award Agreement shall also be subject to the terms of such Executive Severance Agreement.
Settlement
For each vested Performance Stock Unit, you shall be entitled to receive (1) a number of whole Shares equal to the number of Performance Stock Units vesting on such vesting date, or (2) a cash payment equal to the product of the number of Performance Stock Units vesting on such vesting date and the Fair Market Value of one Share on such vesting date or (3) a combination of the foregoing at the Company’s discretion under the terms of the Plan. Such payment shall be made on or as soon as practicable following the date of vesting, but no later than the earlier of (i) 74 days following the end of the Performance Period, (ii) 30 days following a Change in Control (in the event of a vesting event pursuant to paragraph (2) under the “Vesting Schedule” section above), or (iii) 30 days following the date you cease to be a Service Provider (in the event of a vesting event pursuant to paragraph (2) under the “Vesting Schedule” section above). Notwithstanding the foregoing, to the extent this Award Agreement is subject to a Change in Control Severance Agreement, an Executive Severance Agreement or the Vesting Program, the settlement terms of such agreement or program shall control with respect to the Performance Stock Units to the extent necessary to comply with Section 409A of the Code.
Forfeiture
Except as provided above under the heading “Vesting Schedule,” upon the date that you cease to be a Service Provider for any reason, all unvested Performance Stock Units shall be forfeited. The date you cease to be a Service Provider for purposes of the Award will be the date described in paragraph (11) of the “Nature of Award” section below.
Tax Obligations
You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Stock Units, including, but not limited to, the grant, vesting or settlement of the Performance Stock

Units, the issuance of Shares (or the cash equivalent) upon settlement of the Performance Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of this Award or any aspect of the Performance Stock Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, you agree to make arrangements satisfactory to the Company and/or the Employer to fulfill all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations for Tax-Related Items by one or a combination of the following:
(1)    withholding from your wages or other cash compensation paid to you by the Company and/or the Employer or any Subsidiary or Affiliate; or
(2)    withholding from proceeds of the sale of the Shares acquired upon vesting/settlement of the Performance Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization and without further consent); or
(3)    withholding in Shares to be issued upon vesting/settlement or from the cash payment received at settlement (if any) of the Performance Stock Units.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates, including up to the maximum applicable permissible statutory rate for your tax jurisdiction(s), in which case you have no entitlement to the equivalent amount in shares and will receive a refund of any over-withheld amount in cash in accordance with applicable law. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Performance Stock Units, notwithstanding that a number of Shares are held back solely for the purpose of satisfying the withholding obligation for the Tax-Related Items.
Finally, you agree to pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares (or the cash equivalent) or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax-Related Items.
Code Section 409A
The vesting and settlement of Performance Stock Units awarded pursuant to this Award Agreement are intended to qualify for the “short-term deferral” exemption from Section 409A of the Code. In furtherance of this intent, the provisions of this Award Agreement shall be interpreted, operated, and administered in a manner consistent with these intentions. The Administrator reserves the right, to the extent the Administrator deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Agreement to ensure that the Performance Stock Units qualify for exemption from or comply with Section 409A of the Code or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical; provided, however, that the Company makes no representations that the Performance Stock Units will be exempt from Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to these Performance Stock Units. Nothing in this Award Agreement shall provide a basis for any person to take any action against the Company or any of its Subsidiaries or Affiliates based on matters covered by Section 409A of the Code, including the tax treatment of this Award Agreement, and neither the Company nor any of its Subsidiaries or Affiliates will have any liability under any circumstances to you or any other party if the Performance Stock Units that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Administrator with respect thereto.
Nature of Award
In accepting this Award, you acknowledge, understand and agree that:
(1)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(2)    this Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
(3)    all decisions with respect to future restricted stock unit grants, if any, will be at the sole discretion of the Company;
(4)    you are voluntarily participating in the Plan;
(5)    this Award and your participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Affiliate, and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate your Service Provider relationship at any time;
(6)    the Performance Stock Units and the Shares subject to the Performance Stock Units, and the income and value of same, are not intended to replace any pension rights or compensation;
(7)    unless otherwise agreed with the Company, the Performance Stock Units and the Shares subject to the Performance Stock Units, and the income and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of a Subsidiary or Affiliate of the Company;

(8)    the Performance Stock Units and the Shares subject to the Performance Stock Units, and the income and value of same, are not part of normal or expected compensation or salary for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(9)    the future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty;
(10)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Stock Units resulting from termination of your relationship as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are engaged as a Service Provider or the terms of your employment or service agreement, if any);
(11)    for purposes of the Award, your relationship as a Service Provider will be considered terminated as of the date you are no longer actively providing services to the Company or one of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are engaged as a Service Provider or the terms of your employment or service agreement, if any); unless otherwise expressly provided in this Award Agreement or determined by the Company, your right to vest in the Performance Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the period during which you are considered a Service Provider would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are engaged as a Service Provider or the terms of your employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Award (including whether you may still be considered to be actively providing services while on a leave of absence);
(12)    unless otherwise provided in the Plan or by the Company in its discretion, the Performance Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Performance Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(13)    neither the Company, the Employer nor any Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the United States Dollar and your local currency (if different) that may affect the value of the Performance Stock Units or of any amounts due to you pursuant to the settlement of the Performance Stock Units or the subsequent sale of any Shares acquired upon settlement.

No Advice Regarding Award
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You acknowledge, understand and agree that you should to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
No Stockholder Rights Prior to Settlement
You shall have no rights of a stockholder (including the right to distributions or dividends or to vote) unless and until Shares are issued pursuant to the terms of this Award Agreement.
Compliance with Law
Notwithstanding anything to the contrary contained herein, no Shares will be issued to you upon vesting of the Performance Stock Units unless the Shares subject to the Performance Stock Units are then registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Securities Act. Further, no Shares will be issued until completion of any other applicable registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any applicable governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. By accepting the Performance Stock Units, you agree not to sell any of the Shares received under this Award at a time when Applicable Laws or Company policies prohibit a sale.
Clawback Provision
The Performance Stock Units and any financial gain thereof will be subject to recoupment in accordance with the Company’s Incentive Compensation Recoupment Policy, effective as of May 2, 2017, and as may be amended from time to time, and any clawback policy that is required to be adopted pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws.
Insider Trading Restrictions / Market Abuse Laws
You acknowledge that, depending on your country of residence, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell Shares or rights to Shares (e.g., Performance Stock Units) under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  You acknowledge that it is your responsibility to comply with any applicable restrictions and understand you should consult your personal legal advisor on such matters.
Data Privacy
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Award Agreement and any other Performance Stock Unit Award materials ("Data") by and among, as applicable, the Employer, the Company and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address, email address and telephone number, date of birth, social insurance number, passport number, or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Performance Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.
You understand that Data will be transferred to the Company’s designated broker/third party administrator for the Plan, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that, if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative. You authorize the Company, the Company’s broker and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that, if you reside outside the United States, you may, at any time, view Data, request information about the storage and processing of Data, or require any necessary amendments to Data, in any case without cost, by contacting your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your status as a Service Provider with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to award Performance Stock Units or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Entire Agreement
The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of you and the Company with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by you and the Company. Notwithstanding the foregoing, if the Award Agreement is subject to the Vesting Program, an Executive Severance Agreement or a Change in Control Severance Agreement with the Company, the terms of such applicable Vesting Program, Executive Severance Agreement, or Change in Control Severance Agreement shall also apply to this Award Agreement.
Governing Law/Venue
This Award of Performance Stock Units and this Award Agreement are governed by, and subject to, the internal substantive laws, but not the choice of law rules, of the State of Delaware, U.S.A.
For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Award Agreement, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the State of California, U.S.A., and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, U.S.A., or the federal courts for the United States for the Northern District of California, and no other courts, where this Award is made and/or to be performed.
Language
If you have received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
Electronic Delivery and Participation
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
Severability
The provisions of this Award Agreement (which includes the Appendix) are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
Appendix
The Performance Stock Units shall be subject to any special terms and conditions for your country set forth in the Appendix. Moreover, if you relocate to one of the countries included in the Appendix,

the special terms and conditions for such country shall apply to you, unless the Company determines that the application of such terms and conditions is not necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.
Imposition of Other Requirements
The Company reserves the right to impose other requirements on your participation in the Plan, on the Performance Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Foreign Asset/Account Reporting Requirements; Exchange Controls
You acknowledge that your country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect your ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares acquired under the Plan) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations, and you understand and agree to consult your personal legal advisor for any details.
Waiver
You acknowledge that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement or of any subsequent breach by you or any other participant in the Plan.
BY YOUR SIGNATURE AND THE SIGNATURE OF THE COMPANY’S REPRESENTATIVE BELOW OR BY YOUR ACCEPTANCE OF THIS AWARD THROUGH THE COMPANY’S ONLINE ACCEPTANCE PROCEDURE, YOU AND THE COMPANY AGREE THAT THIS AWARD IS GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING THE APPENDIX. YOU HAVE REVIEWED THE PLAN AND THIS AWARD AGREEMENT, INCLUDING THE APPENDIX, IN THEIR ENTIRETY, HAVE HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AWARD AGREEMENT, AND FULLY UNDERSTAND ALL PROVISIONS OF THE PLAN AND AWARD AGREEMENT, INCLUDING THE APPENDIX. YOU HEREBY AGREE TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS RELATING TO THE PLAN AND AWARD AGREEMENT, INCLUDING THE APPENDIX. YOU FURTHER AGREE TO NOTIFY THE COMPANY UPON ANY CHANGE IN YOUR RESIDENCE ADDRESS.

SERVICE PROVIDER:	TRIMBLE INC.:

Signature	By

Print Name	Print Name

Residence Address	Title

SCHEDULE A –
OPERATING INCOME / REVENUE PERFORMANCE GOAL SCHEDULE

1.    Target Number of Performance Stock Units (“OI/Revenue Target Units”): [●]

The actual number of Performance Stock Units that are eligible to vest in accordance with the Vesting Schedule of the Award Agreement shall be based on the attainment level of the Performance Goals set forth below, in accordance with the following formula:

▪The product of the OI/Revenue Target Units, multiplied by the Performance Attainment Factor (as set forth in the table below).

2.    Performance Period: Fiscal Year 201_

3.    Performance Goals:

The Performance Attainment Factor shall be determined by reference to the intersection of the Operating Income Percentage and Revenue in the table below, measured as of the end of the Performance Period, with performance in between the identified attainment performance attainment level (i.e., Performance Attainment Factor percentage attainment) determined by interpolation on a linear basis.

201_- 201_		Performance Attainment Factor
Revenue	Revenue	OI%	OI%	OI%	OI%	OI%	OI%	OI%	OI%	OI%	OI%
CAGR%	$MMs

For this purpose:

“Operating Income Percentage” means a percentage determined by the following formula:

▪a fraction, the numerator of which is the Company’s year-end non-GAAP operating income for fiscal year 201_ (“Operating Income”) as reported in the Company’s year-end earnings press release reported on a Form 8-K or such other report that is filed or furnished with the Securities and Exchange Commission (the “FY1_ Earnings Release”), and the denominator of which is the Company’s Revenue for fiscal year 201_.

▪“Revenue” means the Company’s year-end revenue for fiscal year 201_ as reported in the FY1_ Earnings Release.

4.    Mandatory Adjustments for Awards to Covered Employees:

1

For Performance Stock Units that are intended to constitute Qualified Performance-Based Compensation, the definition of or methods of determining Revenue and Operating Income to ascertain the attainment level of the Performance Goal shall not be adjusted except as provided in the following:

(a)    Revenue and Operating Income shall be calculated without regard to changes in Critical Accounting Policies identified in the Company’s SEC filings or any required changes in reporting of non-GAAP financial results effective after the date of this Award Agreement.

(b)    Revenue and Operating Income shall be adjusted for the effects of divestiture or discontinuance of specific businesses of the Company as follows: (i) if Operating Income associated with a business which is discontinued or divested after the date of this Award Agreement is positive in the annual financial reporting period preceding discontinuance or divestiture, the revenue and operating income corresponding to such business in the annual financial reporting period preceding the date of discontinuance or divestiture shall be added to the total Revenue and Operating Income otherwise calculated in determining attainment of the Performance Goal and (ii) if Operating Income associated with a business which is discontinued or divested after the date of this Award Agreement is negative in the annual financial reporting period preceding discontinuance or divestiture, the revenue corresponding to such business in the annual financial reporting period preceding discontinuance or divestiture shall be added to the total Revenue otherwise calculated in determining attainment of the Performance Goal.

(c)    If an acquisition completed by the Company during the Performance Period results in a reduction or “haircut” in deferred revenue in the final year of the Performance Period corresponding to the acquired business, Revenue and Operating Income shall be increased to eliminate the effect of the deferred revenue reduction and associated deferred costs, if any.

2

APPENDIX TO

TRIMBLE INC.
AMENDED AND RESTATED 2002 STOCK PLAN
GLOBAL PERFORMANCE STOCK UNIT
AWARD AGREEMENT

TERMS AND CONDITIONS

This Appendix, which is part of the Award Agreement, includes additional or different terms and conditions that govern the Performance Stock Units and that will apply to you if you are in one of the countries listed below. Unless otherwise defined herein, capitalized terms set forth in this Appendix shall have the meanings ascribed to them in the Plan or the Award Agreement, as applicable.

If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, are considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the date of grant, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to you under these circumstances.

NOTIFICATIONS

This Appendix also includes information regarding securities, exchange control and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because such information may be outdated when you vest in this Award and/or sell any Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation. As a result, the Company is not in a position to assure you of any particular result. You, therefore, are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your particular situation.

Finally, if you are a citizen or resident of a country other than that in which you currently are working an/or residing, are considered a resident of another country for local law purposes or transfer employment and/or residency to a different country after the date of grant, the information contained herein may not apply in the same manner to you.

(Employees)

BELGIUM
NOTIFICATIONS
Foreign Asset/Account Reporting Information. You are required to report any bank or brokerage accounts held outside of Belgium in your annual tax return. In a separate report, you are required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

CANADA
TERMS AND CONDITIONS
Settlement. The following provision replaces the “Settlement” section of the Award Agreement:
For each vested Performance Stock Units, you shall be entitled to receive a number of Shares equal to the number of Performance Stock Units vesting on such vesting date. Such payment in the form of Shares shall be made as soon as practicable, but no later than 60 days, following the date of vesting.
The discretion to settle the Performance Stock Units in cash as described in the Award Agreement and the Plan is not applicable to Performance Stock Units granted to Service Providers in Canada.
Nature of Award. The following provision replaces paragraph (11) of the “Nature of Award” section of the Award Agreement:
For purposes of the Award, your relationship as a Service Provider will be considered terminated as of the earliest of (a) the date that your relationship as a Service Provider with the Company or one of its Subsidiaries or Affiliates is terminated; (b) the date on which you receive a written notice of termination of your relationship as a Service Provider, regardless of any notice period or period of pay in lieu of such notice required under any employment law in the country where you reside (including, but not limited to, statutory law, regulatory law and/or common law), even if such law is otherwise applicable to your benefits from the Employer; and (c) the date you are no longer actively providing services to the Company or one of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are engaged as a Service Provider or the terms of your employment or service agreement, if any); unless otherwise expressly provided in this Award Agreement or determined by the Company, your right to vest in the Performance Stock Units under the Plan, if any, will terminate as of such date; the Administrator shall have the exclusive discretion to determine when you are no longer a Service Provider for purposes of your Award.

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The following provisions apply if you are in Quebec:
Consent to Receive Information in English. The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir expressement souhaité que la convention [“Award Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy. The following provision supplements the “Data Privacy” section of the Award Agreement:
You hereby authorize the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. You further authorize the Company, the Employer, any Subsidiary or Affiliate and the Company’s designated broker/third party administrator for the Plan (or such other stock plan service provider that may be selected by the Company to assist with the implementation, administration and management of the Plan) to disclose and discuss such information with their advisors. You also authorize the Company, the Employer and/or any Subsidiary or Affiliate to record such information and to keep such information in your employment file.
NOTIFICATIONS
Securities Law Information. You are permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select Market.
Foreign Asset/Account Reporting Information. You are required to report any foreign specified property, including Shares and rights to receive Shares (e.g., Performance Stock Units), annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds CAD100,000 at any time during the year. Thus, Performance Stock Units must be reported - generally at a nil cost - if the CAD100,000 cost threshold is exceeded because of other foreign property you hold. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are also owned, this ACB may have to be averaged with the ACB of the other Shares. The Form T1135 generally must be filed by April 30 of the following year. You understand and agree you should consult your personal legal advisor to ensure compliance with applicable reporting obligations.
FINLAND
There are no country-specific terms and conditions.

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FRANCE
TERMS AND CONDITIONS
Performance Stock Units Not Tax-Qualified. You understand that this Award is not intended to be French tax-qualified.
Consent to Receive Information in English. By accepting the grant of Performance Stock Units and the Award Agreement, which provides for the terms and conditions of your Performance Stock Units, you confirm having read and understood the documents relating to this Award, which were provided to you in English. You accept the terms of those documents accordingly.
En acceptant cette attribution gratuite d’actions et ce contrat qui contient les termes et conditions de vos actions gratuites, vous confirmez avoir lu et compris les documents relatifs à cette attribution qui vous ont été transmis en langue anglaise. Vous acceptez ainsi les conditions et termes de ces documents.
NOTIFICATIONS
Foreign Asset/Account Information. If you hold securities outside of France (including Shares acquired under the Plan) or maintain a foreign bank account, you are required to report the maintenance of such to the French tax authorities when filing your annual tax return.
NEW ZEALAND
NOTIFICATIONS

Securities Law Information. You are being offered Performance Stock Units which, if vested, will entitle you to acquire Shares in accordance with the terms of the Award Agreement and the Plan. The Shares, if issued, will give you a stake in the ownership of the Company. You may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preference shares (if any) have been paid. You may lose some or all of your investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment. Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

The Shares are quoted on the Nasdaq Global Select Market (the “Nasdaq”). This means that if you acquire Shares under the Plan, you may be able to sell the Shares on the Nasdaq if there are interested buyers. You may get less than you invested. The price will depend on the demand for the Shares.

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For information on risk factors impacting the Company's business that may affect the value of the Shares, you should refer to the risk factors discussion in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company's “Investor Relations” website at http://investor.trimble.com/.
UNITED KINGDOM
TERMS AND CONDITIONS
Settlement. The following provision supplements the “Settlement” section of the Award Agreement:
For each vested Performance Stock Unit, you shall be entitled to receive a number of Shares equal to the number of Performance Stock Units vesting on such vesting date. Such payment in the form of Shares shall be made as soon as practicable, but no later than 60 days, following the date of vesting.
The discretion to settle the Performance Stock Units in cash as described in the Plan is not applicable to Performance Stock Units granted to Service Providers in the United Kingdom.
Tax Obligations. The following provision supplements the “Tax Obligations” section of the Award Agreement:
Without limitation to the “Tax Obligations” section of the Award Agreement, you understand and agree you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold on your behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act, the terms of the immediately foregoing provision will not apply. In the event that you are a director or executive officer and income tax is not collected from or paid by you within 90 days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and national insurance contributions (“NICs”) may be payable. You understand that you will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit.

Joint Election. As a condition of participation in the Plan and the vesting of the Performance Stock Units, you agree to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with the Performance Stock Units and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, you agree

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to execute a joint election with the Company, the form of such joint election having been approved formally by Her Majesty’s Revenue and Customs (“HMRC”) (the “Joint Election”), and any other required consent or election to accomplish the transfer of Employer NICs to you. You further agree to execute such other joint elections as may be required between you and any successor to the Company or the Employer. You further agree that the Company or the Employer may collect the Employer NICs from you by any of the means set forth in the “Tax Obligations” section of the Award Agreement.

If you do not enter into a Joint Election prior to the vesting of the Performance Stock Units or any other event giving rise to Tax-Related Items or if approval of the joint election has been withdrawn by HMRC, you will not be entitled to vest in the Performance Stock Units or receive any benefit in connection with the Performance Stock Units unless and until you enter into a Joint Election, and no Shares will be issued or delivered to you under the Plan, without any liability to the Company or the Employer.

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TRIMBLE INC.
AMENDED AND RESTATED 2002 STOCK PLAN

Important Note on the Joint Election to Transfer
Employer National Insurance Contributions

As a condition of participation in the Trimble Inc. Amended and Restated 2002 Stock Plan (the “Plan”) and the vesting of any performance stock units (“Performance Stock Units”) that may be granted to you by Trimble Inc. (the “Company”), you are required to enter into a joint election to transfer to you any liability for employer secondary Class 1 National Insurance contributions (the “Employer’s Liability”) that may arise in connection with any Performance Stock Units granted to you by the Company under the Plan (the “Joint Election”).
If you do not agree to enter into the Joint Election, any grant of Performance Stock Units will be worthless as you will not receive any benefit in connection with the Performance Stock Units.
By entering into the Joint Election:
•You agree that any Employer’s Liability that may arise in connection with or pursuant to the Performance Stock Units (and the acquisition of Shares) or other taxable events in connection with the Performance Stock Units will be transferred to you; and
•You authorise the Company and/or the Employer to recover an amount sufficient to cover this liability by any of the means set forth in the Award Agreement and/or the Joint Election.
•You acknowledges that even if you have electronically entered into the Joint Election by accepting the Award Agreement through the Company’s online acceptance procedures, the Company or the Employer may still require you to sign a paper copy of this Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Joint Election.
By accepting the Award Agreement through the Company’s online acceptance procedures with the Company’s designated broker/third party administrator for the Plan
(or by signing the Joint Election, if applicable),
you are agreeing to be bound by the terms of the Joint Election.

Please read the terms of the Joint Election carefully before accepting the terms of the Award Agreement and the Joint Election.

Please keep a copy of the Joint Election for your records.

(Employees)

TRIMBLE INC.
AMENDED AND RESTATED 2002 STOCK PLAN
Election To Transfer the Employer’s National Insurance Liability to the Employee
This Election is between:

A.
The individual who has obtained authorised access to this Joint Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive performance stock units pursuant to the Trimble Inc. Amended and Restated 2002 Stock Plan (the “Plan”), and

B.
Trimble Inc., at 935 Stewart Drive, Sunnyvale, California 94085, U.S.A. (the “Company”), which may grant performance stock units under the Plan and is entering into this Joint Election on behalf of the Employer.

1.Introduction

1.1	This Joint Election relates to any performance stock units granted to the Employee under the Plan on or after March 15, 2017 up to the termination date of the Plan.

1.2	In this Joint Election the following words and phrases have the following meanings:

(a)	“Chargeable Event” means, in relation to the Plan:

(i)	the acquisition of securities pursuant to performance stock units (within section 477(3)(a) of ITEPA);

(ii)	the assignment (if applicable) or release of performance stock units in return for consideration (within section 477(3)(b) of ITEPA);

(iii)	the receipt of a benefit in connection with the performance stock units, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA);

(iv)	post-acquisition charges relating to the performance stock units and/or shares acquired pursuant to the performance stock units (within section 427 of ITEPA); and/or

(v)	post-acquisition charges relating to the performance stock units and/or shares acquired pursuant to the performance stock units (within section 439 of ITEPA).

(b)    “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)    “SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3
This Joint Election relates to employer’s secondary Class 1 National Insurance contributions (the “Employer’s Liability”) which may arise on the occurrence of a Chargeable Event in respect of the performance stock units pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

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1.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.    The Election
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Employee. The Employee understands that by signing the Joint Election or by accepting the Performance Stock Unit Award Agreement through the Company’s online acceptance procedures with the Company’s designated broker/third party administrator for the Plan, he or she will become personally liable for the Employer’s Liability covered by this Joint Election. This Joint Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.
3.    Payment of the Employer’s Liability

3.1	The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive pursuant to the performance stock units; and/or

(iv)	through any other method as set forth in the applicable Performance Stock Unit Award Agreement entered into between the Employee and the Company.

3.2
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the performance stock units until full payment of the Employer’s Liability is received.

3.3
The Company agrees to remit the Employer’s Liability to Her Majesty’s Revenue & Customs (“HMRC”) on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days if payments are made electronically).

4.    Duration of Election

4.1
The Employee and the Company agree to be bound by the terms of this Joint Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2	This Election will continue in effect until the earliest of the following:

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(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Employee terminating its effect;

(iii)	on the date HMRC withdraws approval of this Joint Election; or

(iv)	after due payment of the Employer’s Liability in respect of the Plan to which this Joint Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by the Employee
The Employee acknowledges that by signing the Joint Election below or by accepting the Performance Stock Unit Award Agreement through the Company’s online acceptance procedures with the Company’s designated broker/third party administrator for the Plan, the Employee agrees to be bound by the terms of this Joint Election.
_____________________________
Signature
_____________________________
Employee Name
_____________________________
Date
Acceptance by the Company
The Company acknowledges that, by arranging for the scanned signature of an authorised representative to appear on this Joint Election, the Company agrees to be bound by the terms of this Joint Election.
Signed for and on behalf of the Company
____________________________
James A. Kirkland
General Counsel

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UNITED STATES
There are no country-specific terms and conditions.

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